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                                                                    EXHIBIT 3.16

                              AMENDMENTS OF BYLAWS

                                       OF

                      SIMON MATTRESS MANUFACTURING COMPANY

      Pursuant to resolutions adopted at the 1980 annual meeting of the Board of Directors of the corporation, the Bylaws of the corporation are hereby amended in the following respects:

      The first paragraph of Section 2 of Article II of the Bylaws is amended to read as follows:

            Section 2. Annual Meetings. The annual meetings of the shareholders shall be held in the month of April of each year on a date and at a time to be selected by the president of the corporation.

            Section 7 of Article III of the Bylaws is amended to read as follows:

            Section 7. Other Regular Meetings. Other regular meetings of the Board of Directors shall be held at three (3) month intervals during each year on dates and at times to be selected by the president of the corporation. Notice of all such regular meetings of the Board of directors is hereby dispensed with.
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                           BY-LAWS FOR THE REGULATIONS

                    (Except as Otherwise Provided by Statute
                        or its Articles of Incorporation)

                                       of

                        SIMON MATTRESS MANUFACTURING CO.

                                 * * * * * * *

                                    ARTICLE I

                                     Offices

      Section 1. Principal Office. The principal office for the transaction of the business of the corporation is hereby fixed and located at the City and County of San Francisco, State of California. The Board of Directors is hereby granted full power and authority to change said principal office from one location to another in said city and county.

      Section 2. Other Offices. Branch or subordinate offices may at any time be established by the Board of Directors at any place or places where the corporation is qualified to do business.

                                   ARTICLE II

                                    Meetings

      Section 1. Place of Meetings. All annual meetings of shareholders shall be held at the principal office of the corporation, and all other meetings of shareholders shall be held either at the principal office or any other place within or without the State of California which may be designated either by the Board of Directors, pursuant to authority hereinafter granted to said Board, or by the written consent of all shareholders entitled to vote thereat, given either before or after the meeting and filed with the secretary of the corporation.

      Section 2. Annual Meetings. The annual meetings of the shareholders shall be held on the first Monday in March of each year at 2:00 o'clock P.M. of said day, provided, however, that should said day fall upon a legal holiday, then any such annual meeting of shareholders shall be held at the same time and place on the next day thereafter ensuing which is not a legal holiday.

      Written notice of each annual meeting shall be given to each shareholder entitled to vote thereat, either personally or by mail or other means of written communication, charges prepaid, addressed to such shareholder at his address appearing on the books of the corporation or given by him to the corporation for the purpose of such notice. If a shareholder gives no address, notice shall be deemed to have been given him if sent by mail or other means of written
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communication, addressed to the place where the principal office of the corporation is situated,. or if published at least once in some newspaper of general circulation in the county in which said office is located. All such notices shall be sent to each shareholder not less than ten (10) days before each annual meeting.

      Section 3. Special Meetings. Special meetings of the shareholders, for any purpose or purposes whatsoever, may be called at any time by the president or by the Board of Directors, or by one or more shareholders holding not less than one-fifth of the voting power of the corporation. Except in special cases where other express provision is made by statute, notice of such special meetings shall be given in the same manner as for annual meetings of shareholders. Notices of any special meeting shall specify in addition to the place, day and hour of such meeting, the general nature of the business to be transacted.

      Section 4. Adjourned Meetings and Notice Thereof. Any shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by a vote of the majority of the shares, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum no other business may be transacted at any such meeting.

      When any shareholders' meeting, either annual or special, is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given in the case of an original meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which such adjournment is taken.

      Section 5. Entry of Notice. Whenever any shareholder entitled to vote has been absent from any meeting of shareholders, whether annual or special, an entry in the minutes to the effect that notice has been given shall be conclusive and incontrovertible evidence that due notice of such meeting was given to shareholders as required by law and by the by-laws of the corporation.

      Section 6. Voting. At all meetings of shareholders, every shareholder entitled to vote shall have the right to vote in person or by proxy, the number of shares standing in his own name on the stock records of the corporation. Such vote may be viva voce or by ballot; provided, however, that all elections for directors must be by ballot upon demand made by a shareholder at any election and before the voting begins. Any shareholder entitled to vote at any election for directors shall have the right to cumulate his votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which his shares are entitled, or to distribute his votes on the same principle among as many candidates as he shall think fit. The candidates receiving the highest number of votes up to the number of directors to be elected, shall be elected.

      Section 7. Quorum. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting shall constitute a quorum. for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjourned, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.


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      Section 8. Consent of Absentees. The transactions of any meeting of shareholders, either annual or special, however called and noticed, shall be as valid as though had at a meeting duly called and held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the shareholders entitled to vote, not present in person or by proxy, sign a written waiver of notice, or a consent to the holding of such meeting or an. approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records of the corporation or made a part of the minutes of the meeting.

      Section 9. Action without meeting. Any action, which under the provisions of the title numbered one of part four of division first of the California Civil Code may be taken at a meeting of the shareholders, may be taken without a meeting if authorized by a writing signed by all the holders of shares who would be entitled to vote at a meeting for such purposes, and filed with the secretary of the corporation.

      Section 10. Proxies. Every person entitled to vote or to execute consents, shall have the right to do so either in person or by an agent or agents authorized by a written proxy executed by such person or his duly authorized agent and filed with the secretary of the corporation; provided that no such proxy shall be valid after the expiration of eleven (11) months after the date of its execution, unless the shareholder executing it. specifies therein the length of time for which such proxy is to continue in force, which in no case shall exceed seven (7) years from the date of its execution.

                                   ARTICLE III

                                    Directors

      Section 1. Powers. Subject to limitations of the Articles of Incorporation, of the By-laws, and of title one of part four of division first of the California Civil Code, as to action to be authorized or approved by the shareholders, and subject to the duties of directors as prescribed by the By-laws, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be controlled by, the Board of Directors. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the directors shall have the following powers, to wit:

      First: To select and remove all the other officers, agents and employees of the corporation, prescribe such powers and duties for them as may not be inconsistent with the law, with the Articles of Incorporation, or with the By-laws, fix their compensation and require from them security for faithful service.

      Second: To conduct, manage and control the affairs and business of the corporation, and to make such rules and regulations therefor not inconsistent with law, with the Articles of Incorporation, or with the By-laws, as they may deem best.

      Third: To change the principal office for the transaction of business of the corporation from one location to another within the same county as provided in Article I, Section 1 hereof; to fix and locate from time to time one or more subsidiary offices of the corporation within or without the State of California, as provided in Article I, Section 2 hereof; to designate any place


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within or without the State of California for the holding of any shareholders'
meeting or meetings, except annual meetings; and to adopt, make and use a corporate seal, and to prescribe the forms of certificates from time to time, as in their judgment they may deem best, provided such seal and such certificates shall at all times comply with the provisions of the law.

      Fourth: To authorize the issue of shares of stock of the corporation from time to time, upon such terms as may be lawful, in consideration of money paid, labor done, or services actually rendered, debts and securities cancelled, or tangible or intangible property actually received, or in the case of shares issued as a dividend, against amounts transferred from stated to surplus capital.

      Fifth: To declare dividends pursuant to Section 346 of the Civil Code of the State of California.

      Sixth: To borrow money and incur indebtedness for the purposes of the corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations, or other evidences of debt and securities therefor.

      Section 2. Number and Qualifications of Directors. The authorized number of directors of the corporation shall be five (5), until changed by amendment of the Articles of Incorporation, or by a by-law amending this Section 2 of Article III of these By-laws, duly adopted by the vote or written consent of the shareholders entitled to exercise a majority of the voting power of the corporation.

      Section 3. Election and Term of Office. The directors shall be elected at each annual meeting of shareholders, but if any such annual meeting is not held, or the directors are not elected thereat, the directors may be elected at any special meeting of shareholders held for that purpose. All directors shall hold office until their respective successors are elected.

      Section 4. Vacancies. Vacancies in the Board of Directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his successor is elected at an annual or a special meeting of the shareholders.

      A vacancy or vacancies in the Board of Directors shall be deemed to exist in case of the death, resignation or removal of any director, or if the authorized number of directors be increased or if the shareholders fail at annual or special meetings of shareholders, at which any director or directors are elected, to elect the full authorized number of directors to be voted for at that meeting.

      The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors. If the Board of Directors accepts the resignation of a director tendered to take effect at a future time, the shareholders shall have the power to elect a successor to take office when the resignation is to become effective.

      No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.


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      Section 5. [ILLEGIBLE] Board. In the absence of such designation, regular meetings shall be held at the principal office of the corporation. Special meetings of the Board may be held either at a place so designated or at the principal office.

      Section 6. Organizational Meetings. Immediately following each annual meeting of shareholders, the Board of Directors shall hold a regular meeting for the purpose of organization, election of officers, and the transaction of other business. Notice of such meetings is hereby dispenses with.

      Section 7. Other Regular Meetings. Other regular meetings of the Board of Directors shall be held without call on the first Monday of each month at 2:00 o'clock P.M. of said day, provided, however, that should said day fall upon a legal holiday, then said meeting shall be held at the same time on the next day thereafter ensuing which is not a legal holiday. Notice of all such regular meetings of the Board of Directors is hereby dispenses with.

      Section 8. Special Meetings. Special meetings of the Board of Directors for any purpose or purposes shall be called at any time by the president, or if he is absent, by any two directors; if the president is unable to, or refuses to act, such special meeting may also be called by any two directors.

      Written notice of the time and place of special meetings shall be delivered personally to the directors or sent to each director by mail or other form of written communication, charges prepaid, addressed to him at his address as it is shown on such records, or if not readily ascertainable, at the place in which the meetings of the directors are regularly held. In case such notice is mailed or telegraphed, it shall be deposited in the United States mail or delivered to the telegraph company in the place in which the principal office of the corporation is located, at least forty-eight (48) hours prior to the time of the holding of the meeting. In case such notice is delivered as above provided, it shall be so delivered at least twenty-four (24) hours prior to the time of the holding of the meeting. Such mailing, telegraphing, or delivery as above provided, shall be due, legal and personal notice to such director of said meeting.

      Section 9. Notice of Adjournment. Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned.

      Section 10. Entry of Notice. Whenever any director has been absent from any special meeting of the Board of Directors, an entry in the minutes to the effect that notice has been duly given shall be conclusive and incontrovertible evidence that due notice of such special meeting was given to such director, as required by law and the By-laws of the corporation.

      Section 11. Waiver of Notice. The transactions of any meeting of the Board of Directors, however called and noticed, and wherever called or held, shall be as valid as though had at a meeting duly called or held after regular call or notice, if a quorum be present, and if, either before or after the meeting, each of the directors not present signs a written waiver of notice or a consent to holding such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.


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      Section 12. Quorum. Two directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by the directors at any meeting duly held shall be with the vote, assent and approval of the two directors.

      Section 13. Adjournment. A quorum of the directors may adjourn any directors' meeting to meet again at a stated day and hour; provided, however, that in the absence of a quorum, a majority of the directors present at any directors' meeting, either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the Board.

      Section 14. Fees and Compensation. Directors shall not receive any stated salary for their services ad directors, but, by resolution of the Board, a fixed fee, with or without expenses of attendance, may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee or otherwise, and receiving compensation therefor.

                                   ARTICLE IV

                                    Officers

      Section 1. Officers. The officers of the corporation shall be a president, a vice-president, a secretary and a treasurer. The corporation may also have, at the discretion of the Board of Directors, such other officers as may be appointed in accordance with the provisions of Section 3 of this Article; officers other than the president need not be directors. One person may hold two or more offices, except those of president and secretary.

      Section 2. Election. The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 3 and Section 5 of this Article, shall be chosen annually by the Board of Directors, and each shall hold office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected, and qualified.

      Section 3. Subordinate Officers, etc. The Board of Directors may appoint such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in the By-laws, or as the Board of Directors may from time to time determine.

      Section 4. Removal and Resignation. Any officer may, either with or without cause, be removed, by a majority of the directors at the time in office, at any regular or special meeting of the Board, or except in case of an officer chosen by the Board of Directors, by an officer upon whom such power of removal may be conferred by the Board of Directors.

      Any officer may resign at any time by giving written notice to the board of directors or to the president or to the secretary of the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.


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      Section 5. [ILLEGIBLE]

      Section 6. [ILLEGIBLE] The Chairman of the Board, if there be such an officer, the president shall be the chief executive officer of the corporation, and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation. He shall preside at all meetings of the shareholders and in the absence of the Chairman of the Board, or if there be done, at all meetings of the Board of Directors. He shall be ex-officio a member of all of the standing committees, including the executive committee, if any, and shall have the general powers and duties and management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or by the By-laws.

      Section 7. Vice-president. The vice-president shall be vested with all the powers, and shall perform all the duties of the president in case of the absence or disability of the president. The vice-president shall also have such other powers and shall perform such other duties as may be assigned to him by the Board of Directors.

      Section 8. Secretary. The secretary shall keep or cause to be kept a Book of Minutes at the principal office or such other place as the Board of Directors may order, of all meetings, of directors and shareholders, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at directors' meetings, the number of shares present or represented at shareholders' meetings, and the proceedings thereof.

      The secretary shall keep or cause to be kept, at the principal office or at the office of the corporation's transfer agent, a share register, or a duplicate share register, showing the names of the shareholders and their addresses; the number of classes of shares held by each, the number and dates of certificates issued for the same, and the number and date of cancellation of each and every certificate surrendered for cancellation.

      The secretary shall give, or cause to be given, notice of all meetings of shareholders and of the Board of Directors required by the By-laws or by law to be given, and he shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the By-laws.

      Section 9. Treasurer. The treasurer shall keep and maintain or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus, and shares; any surplus, including earned surplus and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account. The books of account shall at all times be open to inspection of any director.

      The treasurer shall deposit all moneys and other valuables in the name and to the credit of the corporation, with such depositaries as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, whenever they request it; and upon their request shall furnish an account of all of his transactions as


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treasurer and of the financial condition of the corporation; and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by the By-laws.

                                    ARTICLE V

                                  Miscellaneous

      Section 1. Checks, drafts, etc. All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

      Section 2. Contracts, etc. - how executed. The Board of Directors, except as in the By-laws otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances; and unless so authorized by the Board of Directors, no officers, agent or employee shall have any power or authority to bind the corporation by any contract or engagement, or to pledge its credit or to render it liable for any purpose or to any amount.

      Section 3. Certificates of Stock. A certificate or certificates for shares of the capital stock of the corporation shall be issued to each shareholder when any such shares are fully paid up. All such certificates shall be signed by the president and secretary or an assistant secretary, or be authenticated by facsimiles of the signatures of the president and secretary, or by a facsimile of the signature of the president and the written signature of the secretary or an assistant secretary. Every certificate authenticated by a facsimile of a signature must be countersigned by a transfer agent or transfer clerk, and be registered by an incorporated bank or trust company, either domestic or foreign, as registrar of transfers, before issuance.

      Certificates for shares may be issued prior to full payment under such restrictions and for such purposes as the Board of Directors or the By-laws may provide; provided, however, that any certificate so issued prior to the full payment, shall state the amount remaining unpaid and the terms of payment thereof.

                                   ARTICLE VI

                                   Amendments

      Section 1. Power of Shareholders. New By-laws may be adopted or these By-laws may be amended or repealed by the vote of shareholders entitled to exercise a majority of the voting power of the corporation or by the written assent of such shareholders.

      Section 2. Power of Directors. Subject to the right of shareholders as provided in Section 1 of this Article, to adopt, amend, or repeal By-laws, By-laws other than a By-law or amendment thereof changing the authorized number of directors, may be adopted, amended or repealed by the Board of Directors.


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